Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-140860) pertaining to the Non-Qualified Stock Option Agreement (Time Based) and the Non-Qualified Stock Option Agreement (Performance Based) of Pier 1 Imports, Inc.,
(2) Registration Statement (Form S-8 No. 333-135241) pertaining to the 2006 Stock Incentive Plan of Pier 1 Imports, Inc.,
(3) Registration Statement (Form S-8 No. 333-135240) pertaining to the Management Restricted Stock Plan of Pier 1 Imports, Inc.,
(4) Registration Statement (Form S-3 No. 333-134961) of Pier 1 Imports, Inc.,
(5) Registration Statement (Forms S-8 No. 333-118395, No. 333-108454, No. 333-99731, and No. 333-88323) pertaining to the 1999 Stock Plan of Pier 1 Imports, Inc.,
(6) Registration Statement (Forms S-8 No. 333-137840, No. 333-105768, No. 333-34100, No. 33-61475, No. 033-038530, and No. 033-050278) pertaining to the Stock Purchase Plan of Pier 1 Imports, Inc.,
(7) Registration Statement (Form S-8 No. 333-13491) pertaining to the 1989 Employee Stock Option Plan of Pier 1 Imports, Inc.,
(8) Registration Statement (Form S-8 No. 33-32166) pertaining to the 1989 Non-employee Director Stock Plan of Pier 1 Imports, Inc.,
(9) Registration Statement (Form S-3 No. 333-61155) of Pier 1 Imports, Inc.; and
(10) Registration Statement (Form S-8 No. 033-022461, and No. 002-080912) pertaining to the Employee Stock Purchase Plan of Pier 1 Imports, Inc.,
of our reports dated May 2, 2008, with respect to the consolidated financial statements of Pier 1 Imports, Inc. and the effectiveness of internal control over financial reporting of Pier 1 Imports, Inc. included in this Annual Report (Form 10-K) for the year ended March 1, 2008.
/s/ Ernst & Young
Fort Worth, Texas
May 2, 2008